AMENDED AND RESTATED LEASE  AGREEMENT


 NORTH CAROLINA
 COUNTY OF WAKE

THIS AMENDED AND RESTATED LEASE AGREEMENT dated the 31st day of March,
1997, and entered into between REGENCY PARK CORPORATION, INCORPORATED, a North Carolina corporation, doing business as REGENCY PARK CORPORATION, and having its principal place of business in Cary, North Carolina (the "Landlord"), and SEER TECHNOLOGIES, INC., a Delaware corporation having its principal place of business in Cary, North Carolina (the "Tenant").


                            RECITALS:

1.  The Landlord and the Tenant have previously entered into that certain
Lease Agreement, dated July 30, 1991, as amended by various addenda thereafter executed by the parties hereto (the "Old Lease"). The Old Lease provides that the Tenant leased from the Landlord the Premises (herein defined), specifically including the Vacant Premises (as herein defined), for a term through March 31, 1999.

2. The Tenant has never occupied the Vacant Premises under the Old Lease and has requested that the Landlord grant certain concessions with respect to the Vacant Premises, including a shortening of the term of the Old Lease with respect to the Vacant Premises and, in addition, a right to reduced rent if the Landlord can relet the Vacant Premises.

3. The Landlord is willing to grant the concessions and make the amendments described herein, provided that the Tenant agrees to extend the term of the lease with respect to the Occupied Premises as herein set out.

4. The Landlord and the Tenant have determined that, for simplicity and mutual convenience of the parties, a replacement lease should be executed, rather than an amendment, so that all of the terms and conditions of the lease would be detailed in a single document.

NOW, THEREFORE, the Landlord and the Tenant, for good and valuable consideration, do hereby agree as follows:


                               AGREEMENT

DEFINITIONS:

The following definitions shall be deemed to control herein.

ADDITIONAL RENT: Any adjustments to Annual Rental and other sums due Landlord from Tenant.

BASE OPERATING EXPENSES: Means Operating Expenses for the Operating Year ending November 30, 1991, which amount shall be as certified by Landlord's auditors.

BASE REAL ESTATE TAXES:  Means the lesser of:

a.  the real estate taxes levied or imposed for the tax year ending
December 31, 1991, which amount shall be as certified by Landlord's auditors;
or

b. such lesser amount as may be fixed, settled, and compromised, consented to, or determined as a result of contestation or otherwise.

BUILDING: 8000 Regency Parkway located in Cary, North Carolina.

LEASE: This Lease Agreement with all Exhibits and Riders attached thereto.

LEASE YEAR: As used herein (i) shall mean each and every 12-month period during the term of this Lease, or (ii) (in the event of Lease expiration or termination) shall mean the period between the last 12-month period and said expiration or termination. The first such 12-month period shall commence on the 1st day of April, 1997, and end on the 31st day of March, 1998.

OPERATING EXPENSES: The Landlord's cost of operating the Building and Property as more particularly described in Exhibit E attached hereto and made a part hereof by this reference.

OPERATING YEAR: Means a year commencing on December 1, and terminating on November 30, provided that Landlord shall be permitted at any time and from time to time to change the commencement and termination dates of any operating year of the Landlord.

PREMISES: The space as outlined on the floor plans which are attached hereto as Exhibit A and made a part hereof by this reference. The Premises constitutes One Hundred Six Thousand Four Hundred Eighty Five (106,485) rentable square feet located on the first, second, third, fourth, and fifth floors of the Building, and more specifically described below:

          First Floor     19,289 rentable square feet
          Second Floor    13,378 rentable square feet
          Third Floor     24,606 rentable square feet
          Fourth Floor    24,606 rentable square feet
          Fifth Floor     24,606 rentable square feet

The portion of the Premises on the first floor, second floor, third floor and that portion of the fourth floor presently occupied by the Tenant is hereinafter referred to collectively as the "Occupied Premises" (the Occupied Premises constitutes 58,617 square feet on such floors, all as shown on Exhibit A-1 attached hereto). The portion of the Premises on the fourth floor not occupied by the Tenant and the fifth floor are hereinafter referred to collectively as the "Vacant Premises."

PROPERTY: The land upon which the Building is located, which land is more particularly described in Exhibit B attached hereto and made a part hereof by this reference.

RENTABLE AREA:    One hundred forty-four thousand eight hundred seventy-
six (144,876) square feet located within the Building.

REAL ESTATE TAXES:   Includes (i) personal property taxes (attributable
to the year in which assessed) imposed upon the furniture, fixtures, machinery, equipment, apparatus, systems, and appurtenances used in connection with the Building and the Property for the operating thereof; and
(ii) real estate taxes, assessments, sewer charges, taxes based upon the receipt of rent and any other federal, state, or local governmental charge, general, special, ordinary, or extraordinary taxes (but not including income or franchise taxes or any other taxes imposed upon or measured by Landlord's income or profits, unless the same shall be imposed in lieu of real estate taxes) or any other tax which may now or hereafter be levied or assessed against the Property, the Building, any other improvements hereinafter constructed on the Property, or the rents derived from the Property, the Building and such other improvements. (In the case of special taxes or assessments which may be payable in installment, only the amount of each installment paid during a calendar year shall be included in the taxes for that year.)

Real Estate Taxes shall not include (1) income tax, tax on rents or rentals, excess profits or revenue tax, excise tax or inheritance tax, gift tax, gains tax, franchise tax, corporation tax, capital levy transfer, estate, succession or other similar tax or charge that may be payable by or chargeable to the Landlord under any presently or future laws; and (2) interest or penalties imposed upon Landlord for late payment of Real Estate Taxes.

REAL ESTATE TAX YEAR: Means each successive 12-month period following and corresponding to the period in respect of which the base real estate taxes are established irrespective of the period or periods which may from time to time in the future be established by competent authority for the purposes of levying or imposing real estate taxes.


                                   PREMISES


Landlord, for and in consideration of the rents, covenants, agreements, and stipulations herein contained, to be paid, kept and performed by the Tenant, has leased and by these presents leases unto the Tenant, and Tenant hereby agrees to lease upon the terms and conditions herein contained, the Premises located in the Building situate upon the Property.


                                    1.0 TERM

The term of this Lease shall be for a period of seven (7) years commencing on the 1st day of April, 1997, (hereinafter referred to as the "Commencement Date"), and ending on the 31st day of March, 2004, inclusive (the "Term"). The Term is comprised of two sub-terms: (i) that period commencing on the Commencement Date and ending on March 31, 1998, inclusive (the "First Term"), and (ii) that period commencing on April 1, 1998, and ending on March 31, 2004, inclusive (the "Second Term") (the phase "Term" refers to either the First Term, the Second Term, and both terms, as the case may be).


                   2.0  ANNUAL RENTAL AND ADJUSTMENTS THEREOF

2.01 ANNUAL RENTAL: Tenant agrees to pay Landlord, at Landlord's address above, or at such other place as Landlord may designate in writing, without demand, deduction, credit or setoff and in lawful money of the United States of America:

A.  From April 1, 1997, up to and including March 31, 1998, an Annual
Rental of One Million Seven Hundred Eighty-Six Thousand Seven Hundred Sixteen and No/100 Dollars ($1,786,716.00) per year ("Annual Rent"), payable in equal monthly installments of One Hundred Forty-Eight Thousand Eight Hundred Ninety-Three and No/100 Dollars ($148,893.00), in advance, on or before the first day of each calendar month during the First Term.

Tenant shall be entitled to a "dollar-for-dollar" credit toward the Annual Rent from April 1, 1997, through March 31, 1998, from the rent in fact received (including any Additional Rent received) from any tenants leasing all or any portion of the Vacant Premises during such period. The Tenant, however, shall be liable for all rent due as hereinabove described less the credit hereinabove described.

B.  From April 1, 1998, up to and including March 31, 1999, the Annual
Rental shall be Nine Hundred Forty-Nine Thousand Twenty-Six and No/100 Dollars ($949,026.00) payable in equal monthly installments, due on the first day of each month, of Seventy-Nine Thousand Eighty-Five and 50/100 Dollars ($79,085.50).

In addition, Supplemental Rent (as described in Section 2.02) shall also be due and payable during such period of the Term.

C. From April 1, 1999, up to and including March 31, 2001, the Annual Rental shall be One Million Six Thousand Two Hundred Ninety-Eight and 10/100 Dollars ($1,006,298.10) payable in equal monthly installments, due on the first day of each month, of Eighty-Three Thousand Eight Hundred Fifty-Eight and 18/100 Dollars ($83,858.18).

D.  From April 1, 2001, up to and including March 31, 2004, the Annual
Rent shall be One Million Sixty-Four Thousand Nine Hundred Fifteen and 10/100 Dollars ($1,064,915.10) payable in equal monthly installments, due on the first day of each month, of Eighty-Eight Thousand Seven Hundred Forty-Two and 93/100 Dollars ($88,742.93).

The Tenant is also obligated to pay to the Landlord Additional Rent and certain other sums as provided for herein.


2.02  ADDITIONAL RENT; SUPPLEMENTAL RENT:

A.  Additional Rent:  Any adjustment to Annual Rent (including
Supplemental Rent described below) and other sums due Landlord from Tenant shall be referred to collectively as "Additional Rent."

B.  Supplemental Rent: In addition to Annual Rent described above, the
Tenant shall be obligated to pay (but only during the period of April 1, 1998, to March 31, 1999) as supplemental rent for the Occupied Premises, an amount per annum equal to the difference between (i) $17.50 per rentable square foot multiplied by that portion of the rentable square footage of the Vacant Premises that is in fact leased by the Landlord for such period, and (ii) the stated annual rent for such period under each replacement lease entered into by the Landlord with respect to the Vacant Premises (hereinafter referred to as a "Replacement Lease") (such sum being hereinafter referred to as "Supplemental Rent"). In no event shall the stated annual rent under such a Replacement Lease be less than $14.50 per rentable square foot without the Tenant's consent, which consent shall be either granted or denied within two
(2) business days following the Tenant's receipt of written notice to Tenant of such a proposed rental rate. If the Tenant does not consent to such Replacement Lease, the Landlord may nevertheless enter into such Replacement Lease but the Tenant shall not be liable for the difference between (i) $14.50 per rentable square foot, and (ii) the stated annual rent per rentable square foot under the Replacement Lease. Failure of the Tenant to respond in writing to such a proposed rental rate shall be deemed to be consent to such a lower rental rate for any particular proposed Replacement Lease. The Tenant, however, shall not be otherwise liable to pay any sum with respect to rentable square footage of the Vacant Premises that has not been leased for such period. Such analysis shall be done on a lease-by-lease basis.
By way of example, if the Landlord enters into two leases with respect to the 48,000 rentable square feet in the Vacant Premises, one for 10,000 square feet at $16.50 per rentable square foot, and a second for 20,000 rentable square feet at $18.00 per rentable square foot, the Tenant would owe the following sums under this provision:

          $0.00 for any unleased space in the Vacant Premises (48,000 - 30,000 = 18,000).

          $0.00 for the 20,000 rentable square feet leased at $18.00 per rentable square foot.

        $10,000 for the 10,000 rentable square feet leased at $16.50 per rentable square foot (10,000 x $1.00, the difference between $17.50 and $16.50).

Such sums shall only be due for Vacant Space in fact leased by the Landlord, for which the rental term has commenced, but without regard to whether the replacement tenant is in occupancy.

Supplemental Rent due under the foregoing provisions shall be calculated each month by the Landlord and shall be payable in arrears on the first day of each month by the Tenant. If a Replacement Lease term commences on a day other than the first day of a month, the amount of Supplemental Rent for such lease shall be prorated on the basis of the number of days for which the Replacement Lease was effective.


2.02.01  OPERATING EXPENSES:  Prior to commencement of each Operating
Year or as soon thereafter as is reasonably possible, Landlord will furnish to Tenant an estimate of the Operating Expenses for such Operating Year and if the same shall be in excess of the Base Operating Expenses, the installments of rent payable hereunder in respect of each month of such Operating Year shall be increased by way of Additional Rent by an amount equal to one-twelfth (1/12) of seventy-three and five one hundredths percent (73.5%) (during the First Term) or forty and five one hundredths percent (40.5%) (during the Second Term) of such excess (the "Tenant's Estimated Share"), and Tenant shall make payment thereof to Landlord accordingly.

After the end of each Operating Year, the Landlord shall furnish to Tenant a statement of Landlord's actual Operating Expenses for such Operating Year, and Tenant shall pay to Landlord an amount equal to seventy-three and five one hundredths percent (73.5%) (during the First Term) or forty and five one hundredths percent (40.5%) (during the Second Term) of the excess of such Operating Expenses over the Base Operating Expenses ("Tenant's Actual Share"). If Tenant's Actual Share is greater than the amount paid by Tenant to Landlord as Tenant's Estimated Share, then Tenant shall pay this difference to Landlord within fourteen (14) days after delivery of such statement. If Tenant's Actual Share is less than the amount paid by Tenant to Landlord as Tenant's Estimated Share, then Landlord shall refund the excess to Tenant within fourteen (14) days after delivery of such statement. Tenant shall have the right to examine, at its expense, the Landlord's records with respect thereto in the Landlord's office for a period of sixty (60) days from the Tenant's receipt of such statement. Tenant shall not have the right to examine such records thereafter.

Nothing contained in this Article shall be construed at any time so as to reduce the monthly installments of rent payable hereunder below the amount stipulated in Article 2.01.

If this Lease shall terminate other than on the expiry of an Operating
Year in any Operating Year, then in computing the amount payable by Tenant under this Article for the period from the commencement of the Operating Year in which the Lease terminates until the date of termination, the Base Operating Expenses shall be deducted from the Operating Expenses for such Operating Year and Tenant shall pay one-three hundred sixty-fifth (1/365) of seventy-three and five one hundredths percent (73.5%) for each day of such Operating Year during which this Lease shall have been in full force and effect during the First Term and one-three hundred sixty-fifth (1/365) of forty and five one hundredths percent (40.5%) of such sum during the Second Term.

The obligations of the parties hereto to adjust sums owed pursuant to this Article shall survive the expiration of the term of this Lease

Failure of Landlord to furnish a statement of actual Operating Expenses or to give notice of an adjustment to Annual Rent under this Article in a timely manner shall not prejudice or act as a waiver of Landlord's right to furnish such statement or give such notice at a subsequent time or to collect any adjustments to the Base Rent for any preceding period, provided, however, that Landlord agrees to give any such statement no later than 12 months from the expiration of any Lease Year.

2.02.02 REAL ESTATE TAXES: If at any time or from time to time during the term of this Lease, the Real Estate Taxes for or attributable to any Real Estate Tax Year shall be in excess of the Base Real Estate Taxes, and/or if any new tax or increase of the effective rate of present taxes shall become effective after the date hereof but before the normal tax escalation provision shall take effect, the rent payable hereunder in respect of such year shall be increased by an amount equal to seventy-three and five one hundredths percent (73.5%) of such excess and/or such new tax or increase during the First Term and forty and five one hundredths percent (40.5%) during the Second Term (the "Tenant's Tax Share"). Tenant shall pay to Landlord, not later than the sixty
(60) days prior to the tax due date, or such other date as may be specified in writing to Tenant by Landlord, the Tenant's Tax Share for such year. Where at any time such amount has become payable to Landlord hereunder, in addition to such amount, subsequent monthly installments of rent shall be increased by an amount equal to one-twelfth (1/12) of the Tenant's Tax Share, and such monthly amounts when paid to Landlord shall be available (without interest) as a credit against subsequent obligations of Tenant to Landlord under this Article. Landlord shall furnish to Tenant upon the specific written request of Tenant copies of all notices of valuation and assessment and all tax bills received by Landlord.

Tenant shall pay to Landlord as Additional Rent seventy-three and five one hundredths percent (73.5%) of any expenses incurred by Landlord in obtaining or attempting to obtain a reduction of any Real Estate Taxes during the First Term and forty and five one hundredths percent (40.5%) of such sum during the Second Term. Real Estate Taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Article; provided, however, that in the event that Tenant shall have paid any amount of increased rent pursuant to this Article and Landlord shall thereafter receive a refund of any portion of the Real Estate Taxes on which such payment shall have been based, Landlord shall pay to Tenant the appropriate portion of such refund after deduction of the aforementioned expenses.

Notwithstanding the year for which any such Real Estate Taxes or assessments were levied, (i) in the case of taxes or assessments which may be payable in installments over more than one (1) year, the amount of each installment (other than interest and penalties for delinquent payments), paid during a calendar year shall be included in Real Estate Taxes for that year, and (ii) if any taxes or assessments payable during any calendar year shall be computed with respect to a period in excess of twelve (12) calendar months, then taxes or assessments applicable to the excess period shall be included in Real Estate Taxes for the year in which paid only if due and payable in that year. Except as hereinabove provided, all references to Taxes "for" a particular year shall be deemed to refer to taxes levied, assessed or otherwise imposed for each year without regard to when such taxes are payable.

Landlord shall take such steps and actions as are taken by owners of similar office buildings to minimize Real Estate Taxes.

In the event of any tax or assessment refund on account of the Building or the Property applicable to Real Estate Taxes paid by Tenant, Tenant shall be entitled to and Landlord agrees to pay Tenant's proportionate share thereof to Tenant within 60 days of receipt of the refund; provided that Landlord shall be entitled, after giving notice thereof to Tenant, to set-off against Tenant's proportionate share of such refund any amount then due and owing by Tenant under the terms hereof. Tenant's right to such share of any such refund as set forth above shall survive the termination of this Lease.

Except as set forth in the next succeeding sentence, Landlord shall have no obligation to contest, object to or to litigate the levying or imposition of any Real Estate Taxes and may settle, compromise, consent to, waive or otherwise determine in its discretion any Real Estate Taxes without notice to, consent or approval of Tenant. If tenants occupying more than forty percent (40%) of the Building request that the Landlord contest the Real Estate Taxes for any year, the Landlord shall either (i) contest such taxes in its own name with the costs of such to be deemed to be Operating Expenses to be shared by all tenants, or (ii) if permitted by applicable law allow the Tenant to contest such taxes in its own name.

Nothing contained in this Article shall be construed at any time so as to reduce the monthly installments of rent payable hereunder below the amount stipulated in Article 2.01.

If the termination date of the Lease shall not coincide with the end of a Real Estate Tax Year, then in computing the amount payable under this Article for the period between the commencement of the applicable Real Estate Tax Year in question and the termination date of this Lease, the Base Real Estate Taxes shall be deducted from the Real Estate Taxes for the applicable Real Estate Tax Year and, if such Real Estate Taxes exceed the Base Real Estate Taxes, the Tenant shall pay one-three hundred sixty-fifth (1/365) of seventy-three and five one hundredths percent (73.5%) for each day of such Real Estate Tax Year during which the Lease shall have been in full force and effect during the First Term and forty and five one hundredths percent (40.5%) during the Second Term.

Tenant's obligation to pay under this Article for the final period of the Lease shall survive the expiration of the term of this Lease.

Failure of Landlord to furnish a statement of actual Tax Expenses or to give notice of an adjustment to Annual Rent under this Article in a timely manner shall not prejudice or act as a waiver of Landlord's right to furnish such statement or give such notice as a subsequent time or to collect any adjustments to the Annual Rent for any preceding period provided such statements are provided no later than twelve (12) months from the expiration of any applicable Real Estate Tax Year.

2.02.03    INTEREST FOR LATE PAYMENT:   Any payment provided for herein
to be made by the Tenant and not received by Landlord on the due date specified in this Lease shall accrue interest from the due date at the rate of one and one-half percent (1.5%) above the published prime rate of First Union National Bank of North Carolina in effect from time to time (the "Prime Rate"). For purposes of computing interest hereunder, changes in the Prime Rate shall be effective on the date of each change.

The Tenant's failure to pay, within fifteen (15) days from the date such payment is due, any amounts payable pursuant to the provision of Section 2.0 shall be deemed a default of the Tenant's covenant to pay rent and shall entitle the Landlord to avail itself of all remedies provided herein and at law or in equity on account of such default.


                                  3.0  USE

The Premises shall be used and occupied only for general office use
(including the training of personnel with respect to any operating of computers and related activities and any related development activities) and shall not be used or occupied for any other purpose without the prior written consent of Landlord which shall not be unreasonably withheld. Tenant shall not display any signs on the Property without prior written consent of Landlord. Tenant shall not conduct, or allow to be conducted, on the Premises any business, or permit any act, (i) which constitutes a nuisance, (ii) which is contrary to or in violation of the laws, statutes, or ordinances of the United States, or the State or City in which the Premises are located, or
(iii) which is dangerous to persons or property or which may invalidate (or increase the premium for) any policy of insurance carried on the Building or the Premises. Tenant will comply with all police, fire, sanitary and all other laws and regulations imposed by any governmental or municipal authority or body or by Landlord's fire insurance underwriters. Any violation of this provision by the Tenant which remains uncured under the terms of this Lease shall be an Event of Default entitling Landlord to exercise any rights or remedies contained herein or provided by law.


                         4.0  SERVICES OF LANDLORD

The Landlord shall provide, at the Landlord's expense except as otherwise provided, the following services:

A.  Access to the Premises 24 hours a day, 7 days a week.

B. Janitorial service in and about the Premises each day, Saturdays, Sundays and holidays excepted, including but not limited to, the removal of refuse and rubbish and installation of wash room supplies.

C. Heat and air-conditioning, daily from 7:00 a.m. to 7:00 p.m., and 8:00 a.m. to 1:00 p.m. on Saturdays (if not a holiday), Sundays and holidays excepted, sufficient to maintain comfortable temperature on the basis of one person per 100 square feet of space reasonably subdivided. This paragraph shall conform to any government regulations preserving limitations thereon and such conformity shall be deemed to satisfy this Landlord obligation.

Whenever heat generating machines or equipment which affect the temperature otherwise maintained by the air-conditioning system are used in the Premises, Landlord reserves the right, at its option, either to require Tenant to discontinue the use of such heat generating machines or equipment or to install supplementary air-conditioning equipment in the Premises. The cost of such installation shall be paid by Tenant to Landlord promptly on being billed therefor, and the cost of operation and maintenance of said supplementary equipment shall be paid by Tenant to Landlord promptly on the monthly rent payment dates at such rates as may be agreed on, but in no event at a rate less than Landlord's actual cost therefor of labor, materials and utilities.

D. Water for drinking, break rooms (where plumbing has been already installed), lavatory and toilet purposes.

E. Passenger elevator service at all times. Any or all elevator service may be automatic.

F. Window washing of all exterior windows, both inside and out, weather permitting.

G. Provision, installation and replacement of ballasts and tubes for lighting purposes.

H.  Removal of ice and snow from walks, drives and parking facilities.

I. Landlord will cause an electric check meter to be installed in the Premises or Landlord shall have the right to cause a reputable independent electrical engineering or consulting firm to survey and determine the cost of the electric service furnished for such electric current. Tenant agrees to pay to Landlord, promptly upon demand therefor, for all such electric current consumed as shown by said meters or by said survey at the rates charged for such services by the city, or the local public utility, as the case may be, furnishing the same.

If Tenant shall require electric current in excess of that usually furnished or supplied for use of the Premises as general office space, Tenant shall first procure the consent of Landlord (which Landlord may refuse in its sole discretion) to the use thereof. Landlord may cause an electric check meter to be installed in the Premises. Landlord shall also have the right to cause a reputable independent electrical engineering or consulting firm to survey and determine the value of the electric service furnished for such excess electric current. The cost of any such survey or meters and of installation, maintenance and repair thereof shall be paid for by Tenant. Tenant agrees to pay to Landlord, promptly upon demand therefor, for all such electric current consumed as shown by said meters or by said survey at the rates charged for such services by the city, or the local public utility, as the case may be, furnishing the same, plus any additional expense incurred in monitoring the electric current so consumed.

Tenant covenants and agrees that at all times its use of electric current shall never exceed Tenant's proportionate share of the capacity of existing feeders to the Building or the risers of wiring installation. Any riser or risers or wiring to meet Tenant's excess electrical requirements, upon written request of Tenant, will be installed by Landlord, at the sole cost and expense of Tenant if, in Landlord's sole judgment, the same are necessary and will not cause permanent damage or injury to Building or Premises or cause or create a dangerous or hazardous condition or entail excessive or unreasonable alteration, repairs or expense or interfere with or disturb other tenants or occupants.

Should Tenant require any additional work or service, including but not limited to the additional work or service described above or service furnished outside the stipulated hours, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service. Tenant agrees to pay the Landlord such charges as may be agreed on, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided, it being agreed that the cost to the Landlord of such additional services shall be excluded from Operating Expenses.

J. Building security sign-in guard services after normal business hours is presently being provided (but the Landlord reserves the right to adopt a different security system).

K. Exterior maintenance of the building, landscaping, parking area and walkways.

Landlord does not warrant that any of the services referred to above, or any other services which Landlord may supply, will be free from interruption. Tenant acknowledges that any one or more of such services may be suspended by reason of accident or of repairs, alterations or improvements necessary to be made, or by strikes or lockouts, or by reason of operation of law, or causes beyond the reasonable control of Landlord. Any such interruption or discontinuance of service shall not constitute an eviction or disturbance of Tenant's use and possession of the Premises, or any part thereof, or render Landlord liable to Tenant for damages by abatement of rent or otherwise, or relieve Tenant from performance of Tenant's obligations under this Lease. If the interruption of occupancy by such events continues for more than three (3) consecutive days, Tenant shall be entitled to abate rent as to the portion of the Premises that cannot be occupied. Tenant may cure such interruption of discontinuance of service and the cost of such cure shall be deducted from Tenant's subsequently accruing monthly rental obligations until such amount is fully recovered.

5.0  TENANT'S ACCEPTANCE AND MAINTENANCE OF PREMISES

Tenant, on occupancy of the Premises, represents to the Landlord that it has examined and inspected the same, finds them to be as represented by the Landlord and satisfactory for Tenant's intended use, and such occupancy evidences Tenant's acceptance "AS IS." Landlord makes no representation or warranty as to the condition of said Premises. Tenant shall maintain (and so deliver at the end of the Lease) each and every part of the Premises in good repair and condition, and shall make, at Tenant's sole cost and expense, such replacements, restorations, renewals or repairs, in quality equivalent or better than the original work, as may be required to so maintain the same, ordinary wear and tear only excepted. Tenant, however, shall make no structural or interior alterations, additions or improvements to the Premises without Landlord's prior written consent, and any such work shall be performed by Landlord at the Tenant's sole expense, and shall not disturb or inconvenience other tenants in the Building. Tenant shall not at any time perform any work on the Premises or permit any work to be performed on the Premises unless the Landlord has permitted the Tenant to perform such work directly. Any work so performed by the Tenant shall be performed by duly licensed contractors or artisans, each of whom must carry general public liability insurance in form and content satisfactory to the Landlord, certificates of which shall be furnished Landlord. At no time may Tenant do any work that results in a claim of lien against Landlord. All alterations, additions or improvements (including, but not limited to, floor covering, wall covering, wall and ceiling lighting fixtures, carpet, drapes and drapery hardware) but specifically excluding the Liebert Unit made or installed by Tenant or by Landlord for Tenant's benefit to the Premises, shall become the property of Landlord upon the termination or earlier expiration of this Lease. Landlord reserves the right to require Tenant, at Tenant's expense, (i) to remove any improvements or additions made to the Premises by Tenant, or by Landlord for Tenant's benefit, upon the expiration or earlier termination of this Lease unless the Landlord has in fact consented in writing to the installation of such improvements (and the Landlord may require, as a condition of granting any such consent, that the Tenant agree to remove such improvements upon termination or earlier expiration of the Lease); and (ii) to repair all damage done by or in connection with installation or removal of said improvements or additions. Tenant further agrees to do so prior to the expiration date of this Lease, or within thirty (30) days after notice from Landlord, whichever shall be later, provided that Landlord gives such notice no later than thirty (30) days prior to the expiration date of this Lease.

If the sprinkler system as installed in the Building or any of its appliances shall be damaged or injured or not in proper working order by reason of any act or omission of the Tenant, Tenant's agents, servants, employees, licensees or visitors, the Tenant shall forthwith restore the same to good working conditions at its own expense. If the Board of Fire Underwriters of Fire Insurance Exchange or any bureau, department or official of the state, county or city government, requires or recommends that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of the Tenant's business, or the location of partitions, trade fixtures, or other contents of the Premises, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by said Exchange, or by any fire insurance company, Tenant shall, at the Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

Tenant shall not overload the floors, nor shall Tenant install any heavy business machines or any safes or heavy equipment of any kind without prior written consent of Landlord, which if granted, may be conditioned upon moving by skilled licensed handlers, and installation and maintenance at Tenant's expense of special reinforcings and settings adequate to carry the additional weight and to absorb and prevent noise and vibration.


6.0  REPAIRS BY LANDLORD

Landlord shall have no duty to Tenant to make any repairs or improvements to the Premises except such repairs as may be deemed necessary by Landlord for normal maintenance operations of the Building's plumbing, lighting, heating and air-conditioning and electrical systems, Building parking lots and grounds, and such structural repairs necessary for safety and tenantability and then only if not brought about by any act or neglect of Tenant, its agents, employees or visitors. Notwithstanding the foregoing, Landlord agrees to maintain the Building and the Property as a first class office building and grounds consistent with a first class office park in Cary, North Carolina. Tenant agrees to report immediately in writing to Landlord any defective condition in or about the Premises in fact known to Tenant, and a failure to so report any such condition caused by Tenant shall make Tenant liable to Landlord for any expense or damage to Landlord resulting from such defective condition. Landlord shall have the right of full access to the Premises (including entry by use of master key) to make repairs without reduction or abatement of rent.


7.0  INSURANCE AND INSURANCE RATES

Landlord shall carry fire, casualty and liability insurance insuring its interest in the Building and the Premises. Tenant shall carry fire, casualty and liability insurance insuring its interest, if any, in improvements to or in the Premises and its interest in its office furniture, equipment, supplies and other property. Tenant hereby waives any claim or right of action which it may have against Landlord for loss or damage covered by such insurance, and Tenant covenants and agrees that it will obtain a waiver from the carrier of such insurance releasing such carrier's subrogation rights as against Landlord. Tenant shall maintain a comprehensive liability policy covering loss to person or property (a) in the amount of One Million and No/100 Dollars ($1,000,000) bodily injury per person, and One Hundred Thousand and No/100 Dollars ($100,000) property damage, or (b) in the amount of Three Million and No/100 Dollars ($3,000,000) single limit for bodily injury and property damage. Such policies shall name Landlord as an insured. Tenant shall furnish Landlord a certificate of insurance indicating (a) current coverage during the term of this Lease, and (b) a provision requiring a thirty (30) day prior notice to the Landlord of cancellation.

Tenant shall not do or cause to be done or permit on the Premises or in the Building anything deemed extrahazardous on account of fire, and Tenant shall not use the Premises or the Building in any manner which will cause an increase in the premium rate for any insurance in effect on the Building or a part thereof. If, because of anything done by Tenant, the premium rate for any kind of insurance in effect on the Building or any part thereof shall be raised, Tenant shall pay Landlord the amount of any such increase in premium in accordance with the provisions of this Lease. If Landlord shall demand that Tenant remedy the condition which caused any such increase in an insurance premium rate, Tenant shall remedy such condition as quickly as practicable after receipt of such demand.


8.0  FIRE OR OTHER CASUALTY

In the event that before or during the term of this Lease, the Premises shall be damaged by fire or other casualty which in the opinion of Landlord does not render the Premises or a part thereof untenantable Landlord will, at its option (subject to the other provisions of this Section 8.0), repair the same with reasonable dispatch upon receipt of written notice of the damage from Tenant, and there shall be no abatement of the rent.

In the event that before or during the term of this Lease the Premises or the Building shall be damaged by fire or other casualty which in the opinion of the Landlord renders the Building, the Premises or any part of the Building or Premises untenantable, Landlord within twenty (20) days of notice of such fire or casualty or of receipt of written notice from Tenant of such damage (whichever shall last occur) shall have the right to and shall either
(i) serve written notice upon Tenant of Landlord's intent to repair said damage or (ii) if in Landlord's opinion said damage renders so much of either of the Premises or of the Building untenantable that repair would not be advisable, serve written notice upon Tenant that this Lease is terminated. If Landlord shall elect to terminate this Lease aforesaid, such termination shall be effective immediately upon service of such notice by Landlord upon Tenant if the term shall not have commenced or on the date specified in such notice if during the term. In the event of such termination the rent shall be apportioned and paid up to the time of such fire or other casualty if the Premises are rendered wholly untenantable as aforesaid by such fire or other casualty or up to the specified date of termination if the Premises are not rendered wholly untenantable by such fire or other casualty. Any obligation of Tenant to Landlord for any sum of money due under any provisions of this Lease shall survive any such termination of this Lease by Landlord. If, on the other hand, Landlord shall elect to repair such damage, such repairs shall be commenced within forty-five (45) days of notice to Tenant of such election and the Landlord shall diligently proceed with such restoration. Landlord's obligation to repair or rebuild shall be limited to the availability of insurance proceeds. Landlord covenants to maintain sufficient insurance to repair the Building in case such event occurs. During the period of repair the total amount of the rent provided for in Article 2.0 of this Lease shall be reduced to an amount which in Landlord's opinion bears the same ratio to the rent provided for in said Article 2.0 as the portion of the Premises then available for use bears to the entire Premises. Upon completion of such repair, rental payments shall resume in an manner as if no fire or other casualty had occurred.

Notwithstanding the foregoing, in the event that before or during the term of this Lease the Premises or the Building shall be damaged by fire or other casualty which shall have been occasioned by the act of Tenant or of its servants, agents, visitors, invitees or licensees, (i) there shall be no apportionment or abatement of the rent, (ii) Landlord shall have the right but shall have no obligation to repair the Premises or the Building, and (iii) Tenant shall reimburse and compensate Landlord within five (5) days of rendition of any statements to Tenant by Landlord for any expenditures made by Landlord in making any such repairs. Any such actions shall be without prejudice to any other rights and remedies of Landlord and without prejudice to any rights of subrogation of any insurer of Landlord.

The other provisions of this Article 8.0 notwithstanding, except for matters caused by the negligent act or omission or willful misconduct of Landlord or its agents, Landlord shall have no obligation to replace or repair any property in the Building or on the Premises belonging to Tenant or to anyone claiming through or under Tenant, nor shall Landlord have any obligation hereunder to replace or repair any property on the Premises which Landlord may require Tenant to remove from the Premises.


9.0  WAIVER OF CERTAIN CLAIMS

The Tenant, to the extent permitted by law, waives all claims it may have against the Landlord, and against the Landlord's agents and employees for damage to person or property sustained by the Tenant or by any occupant of the Premises or by any other person, resulting from any part of the Property or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Property or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Property or of any other person, unless such damage is a result of the negligence or contributory negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall thereupon pay to the Landlord the total cost of such repair. All personal property belonging to the Tenant or any occupant of the Premises that is in or on any part of the Property shall be there at the risk of the Tenant or of such other person only, and the Landlord, its agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof unless such damage, theft or misappropriation is a result of the negligence or contributory negligence of Landlord or Landlord's agents or employees. The Tenant agrees to hold the Landlord harmless and to indemnify the Landlord against claims and liability for injuries to all persons and for damage to or loss of property occurring in or about the Property, due to any act of negligence or default under this Lease by the Tenant, its agents or employees.

To the extent that the Tenant carries hazard insurance on any of its property in the Premises and to the extent that the Landlord carries hazard insurance on the Property, each policy of insurance shall contain (if obtainable from the insurer selected by the Tenant or the Landlord, as the case may be, without additional expense) a provision waiving subrogation against the other party to this Lease. If such provision can be obtained only at additional expense, the obligation to obtain such provision shall be effective only if the other party, on notice, shall pay the amount of such additional expense. Each of the parties hereto releases the other with respect to any liability which the other may have for any damage by fire or other casualty with respect to which the party against whom such release is claimed shall be insured under a policy or policies of insurance containing such provision waiving subrogation.


10.0  PARKING

Landlord shall have the right to change the area, level, location and arrangement of and number of parking areas, as well as the number of parking spaces, and to restrict parking areas with a view toward improving the convenience and use thereof by the Tenant and other tenants, their customers and employees. The Landlord presently provides a total of five hundred seventy-five (575) parking spaces for this Building. Based on the Tenant's proportionate share of space in the Building of seventy-three and five one hundredth's percent (73.5%) during the First Term and forty and five one hundredths percent (40.5%) during the Second Term (the same proportionate share as found in Article 2.02.01 OPERATING EXPENSES and Article 2.02.02 REAL ESTATE TAXES), the Tenant is entitled to seventy-three and five one hundredths percent (73.5%) of the parking spaces during the First Term and forty and five one hundredths percent (40.5%) of the parking spaces during the Second Term. Where a Replacement Lease has been executed for the Vacant Premises during the First Term, this percentage of nonexclusive parking to which the Tenant is entitled shall be adjusted accordingly.

Subject to the other provisions of this Lease, Tenant shall have free non-exclusive use of parking facilities, driveways and islands for Tenant, Tenant's employees, Tenant's business invitees and Tenant's agents. Such areas for non-exclusive parking spaces shall serve all tenants, their employees, business invitees and agents. (Tenant shall, upon written notice from Landlord, within five (5) days, furnish Landlord, or its authorized agent, the state motor vehicle license number assigned to each of its motor vehicles to be parked on the Property and the motor vehicle of all of its employees to be employed on the Premises). Tenant shall not at any time park any truck or delivery vehicles in any parking areas or driveways, except as specifically designated by Landlord from time to time, and shall confine all truck parking, loading and unloading to times and locations specifically designated by Landlord from time to time. Tenant shall require all trucks servicing Tenant to be promptly loaded or unloaded and removed from the Property. Tenant covenants and agrees to enforce the provisions of this Lease against Tenant's employees and business invitees. Landlord shall have the right, but not the obligation: (a) to police said parking facilities, (b) to provide parking attendants, (c) to change the area, level, location and arrangement of parking areas, but not decrease the number of spaces by more than five percent (5%), (d) to cause unauthorized motor vehicles to be towed away at the sole risk and expense of the owner of such motor vehicles, (e) to provide for such exclusive use as Landlord may determine, from time to time, for the exclusive use of the handicapped and/or for the exclusive use of visitors, (f) to use any portion of the parking facilities from time to time and/or to deny access to the same temporarily to repair, maintain or restore such facilities or to construct improvements under, over, along, across and upon the same for the benefit of the Property and to grant easements therein to public and quasi-public authorities, and (g) to adopt and modify from time to time rules and regulations for parking and ingress, egress, speed, no parking, no standing, and for times and places for move in, move out and deliveries.


11.0  RIGHT OF ENTRY

Landlord with the Tenant's prior consent, which consent will not be unreasonably withheld, shall have the right to enter and to grant licenses to enter the Premises at any time and for such lengths of time as Landlord shall deem reasonable without reduction or abatement of rent (a) to inspect the Premises, (b) to exhibit the Premises to prospective tenants or purchasers of the Building, (c) to make alterations or repairs to the Premises or the Building and to temporarily store materials, tools and equipment for such alterations or repairs for any purpose which Landlord shall deem necessary for the operation and maintenance of the Building and the general welfare and comfort of its tenants.

Landlord shall have the right to enter and to grant licenses to enter the Premises at any time and for such lengths of time as Landlord shall deem reasonable without reduction or abatement of rent for the purposes (a) of removing from the Premises any placards, signs, fixtures, alterations or additions not permitted by this agreement or by the Rules and Regulations, (b) of abating any condition which constitutes a violation of any covenant or condition of this Lease or of the Rules and Regulations, and (c) of an emergency. No such entry by Landlord shall in any manner affect Tenant's obligations and covenants under this Lease, and no such entry shall of itself render Landlord liable for any loss of or damage to the property of Tenant.


12.0  QUIET ENJOYMENT; SUBORDINATION AND ATTORNMENT

If Tenant promptly and punctually complies with each of its obligations hereunder, it shall peacefully have and enjoy the possession of the Premises during the term hereof. No action of Landlord in other space in the Building, or in repairing or restoring the leased space, however, shall be deemed a breach of this covenant, or give Tenant any right to modify this Lease either as to term, rent payable, or other obligations to perform.

This Lease is and shall continue to be subject and subordinate to any mortgages or deeds of trust which may now or hereafter cover or affect the land on which the Building is constructed or the Building, and to all renewals, modifications, consolidations, replacements and extensions of any such mortgages or deeds of trust. This clause shall be self-operative and no further instrument of subordination shall be required. At any time and from time to time, however, Tenant shall execute within ten (10) days after receipt any certificate in confirmation of such subordination that Landlord may request.

If any such mortgage or deed of trust is terminated or foreclosed, or if title to the Property is transferred by deed in lieu of foreclosure, this Lease (at the option of the purchaser at such foreclosure sale) shall not terminate, nor be terminable by Tenant by reason of such foreclosure, and Tenant shall, if requested, attorn to the purchaser at such foreclosure sale. Notwithstanding anything herein to the contrary, the Landlord agrees to use its best efforts to obtain a nondisturbance agreement in form satisfactory to Tenant from any existing mortgagees. Landlord agrees that Tenant shall not be required to subordinate its interest in the Premises to the right of any future mortgagee unless and until Landlord delivers a non-disturbance agreement from such mortgagee in form and in substance reasonably acceptable to Tenant.


13.0  DEFAULT

13.01 Any one of the following events shall constitute an "Event of Default:"

1. if Tenant shall fail to pay any monthly installment of Annual Rent, any Additional Rent or any other sum payable by the Tenant within fifteen (15) days after such sum is due in accordance with the terms of this Lease; or

2. if Tenant shall fail to keep or perform or abide by any other term, condition, covenant or agreement of this Lease (whether or not specified herein as an Event of Default) or of the Rules and Regulations now in effect or hereafter adopted and such default shall continue for a period of thirty
(30) days after notice to Tenant of such default; or

3. if (a) Tenant (or, if Tenant is a partnership, if any partner in Tenant) shall file a petition in bankruptcy or consent to any other action seeking any such judicial decree or shall make any assignment for the benefit of its creditors or shall admit in writing its inability to pay its debts generally as they become due or if (b) any court of competent jurisdiction shall enter a decree or order approving a petition filed against it or appointing any trustee or receiver for Tenant or if any person shall file a petition for involuntary bankruptcy against Tenant and such appointment or petition shall not be stayed or vacated within ninety (90) days or entry thereof; or

4. if Tenant's interest in this lease or the Premises shall be subjected to any attachment, levy or sale pursuant to any order or decree entered against Tenant in any legal proceeding and such order or decree shall not be vacated within thirty (30) days of entry thereof; or

5. the Premises are deserted, vacated, or not used regularly or consistently as would normally be expected for similar premises put to the same or similar purposes, even though the Tenant continues to pay all rental and charges provided for herein.

13.02 If there is an "Event of Default," Landlord, without declaring a termination of the Lease (which right is, however, unconditionally and absolutely reserved), may at its sole election exercise any one or more or all of the following remedies, in addition to any other remedies Landlord may have under this Lease or at law or in equity:

1. Landlord may re-enter the Premises and correct or repair any condition which shall constitute a failure on Tenant's part to keep or perform any covenant of this Lease or the Rules and Regulations, and Tenant shall reimburse Landlord any expenditure made to make such correction or repair.

2. Landlord may, without terminating this Lease, demand that Tenant vacate the Premises and remove all property belonging to Tenant, and Landlord shall have the right to re-enter and take possession of the Premises without such entry and possession relieving the Tenant, in whole or in part, from the Tenant's obligation to pay the rent due hereunder for the full term of the Lease. Any and all property which may be removed from the Premises by Landlord pursuant to this section or at law, to which Tenant is or may be entitled, may be handled, removed or stored by Landlord at risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. Tenant shall pay to Landlord upon demand any and all expenses incurred in such removal and all storage charges against such properties so long as the same shall be in Landlord's possession or under Landlord's control. Tenant agrees that to the fullest extent permitted by law any such property of Tenant not retaken from storage by Tenant within thirty (30) days after the end of the term, however terminated, may be disposed of by Landlord in any manner whatsoever, including without limitation, the sale, scrapping of and/or destruction thereof without any further obligation to Tenant, and Tenant shall pay to Landlord promptly on demand reasonable expenses of such disposal.

     3. Landlord without terminating this Lease may re-let the Premises at any rental as the Landlord in its sole discretion deems advisable and Tenant shall pay all costs of such re-letting, including but not limited to, any necessary alterations, repairs, and the difference, if any, between the rent collected from any subsequent tenant and the rental provided under this Lease.

     4. The Landlord may elect to terminate this Lease. In such event, Tenant shall remain liable to Landlord for damages, due and payable monthly on the day rent would have been payable hereunder, and in the amount equal to the rent and any other amounts which would have been owing by Tenant for the balance of the term of the Lease, had this Lease not been terminated, less the net proceeds, if any, of any re-letting of the Premises by Landlord, after deducting all of the Landlord's costs associated with the termination of the Lease (including but not limited to legal expenses and attorneys' fees), and the cost to repair or alter the Premises incurred in connection or in any way related to the termination of this Lease, eviction of Tenant and such re-letting.

     5. Landlord may recover from Tenant all costs associated with the termination of this Lease or other remedial measures herein provided or provided by law, including but not limited to, legal expenses and attorneys' fees, the cost to repair or alter the Premises for re-letting, and all loss of rents the Landlord may incur by reason of such termination.

     6. With or without terminating the Lease, but in lieu of collecting rent as such rent accrues under paragraphs 3 or 4 hereof, Landlord may declare the entire amount of rent calculated on current rent being paid by Tenant and Additional Rent which in Landlord's reasonable determination would become due and payable during the remainder of the term of the Lease, discounted to present value by using a reasonable discount rate selected by Landlord, to be due and payable immediately. Upon acceleration of such amounts, Tenant agrees to pay the same at once, together with all rent and other amounts theretofore due, at Landlord's address as provided herein. Such payment shall not constitute a penalty or forfeiture but shall constitute liquidated damages for Tenant's failure to comply with the terms and provisions of this Lease (Landlord and Tenant agreeing that Landlord's actual damages in such an event are impossible to ascertain and that the amount set forth above is a reasonable estimate thereof).

     13.03 In the event of any re-entry of the Premises by Landlord pursuant to any of the provisions of this Lease, Tenant hereby waives all claims for damages which may be caused by such re-entry by Landlord, and Tenant shall save Landlord harmless from any loss, cost (including legal expenses and reasonable attorneys' fees) or damages suffered by Landlord by reason of such re-entry. No such re-entry shall be considered or construed to be a forcible entry.

     13.04 No course of dealing between Landlord and Tenant or any delay on the part of Landlord in exercising any rights it may have under this Lease shall operate as a waiver of any of the rights of Landlord hereunder, nor shall any waiver of a prior default operate as a waiver of any subsequent default or defaults. No express waiver shall affect any condition, covenant, rule or regulation other than the one specified in such waiver and that one only for the time and in the manner specifically stated.

     13.05 The exercise by Landlord of any one or more of the remedies provided in this Lease shall not prevent the subsequent exercise by Landlord of any one or more of the other remedies herein provided or provided by law. All remedies provided for in this Lease are cumulative and may, at the election of Landlord, be exercised alternatively, successively or in any other manner and are in addition to any other rights provided by law.

     13.06 Landlord, to the fullest extent permitted by law but subject to the security interest of any lender providing financing to the Tenant, shall have a lien on and the Tenant hereby grants Landlord a security interest in all of the equipment, wares, chattels, fixtures, furniture and other property of Tenant which may be in or upon the Premises, the Building or the Property. Tenant hereby specifically, to the fullest extent permitted by law, waives any and all exemptions allowed by law, and such lien and security interest may be enforced upon the nonpayment of any installment of rent, Additional Rent or other moneys due and payable hereunder by the taking and selling of such property subject to at least fifteen (15) days advance written notice, or such lien may be enforced in any lawful manner at the option of Landlord.

     13.07 Tenant shall pay upon demand all Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing its obligations hereunder or incurred by Landlord in any litigation, negotiation or transaction in which Tenant causes Landlord, without Landlord's fault to become involved or concerned.


                          14.0  NO ESTATE IN LAND

     This Lease shall create only the relationship of landlord and tenant between Landlord and Tenant.


                15.0  INVALIDITY OF PARTICULAR PROVISIONS

     If any clause or provision of this Lease is or becomes illegal, invalid, or unenforceable because of present or future laws or any rule or regulation of any governmental body or entity, effective during its term, the intention of the parties hereto is that the remaining parts of this Lease shall not be affected thereby unless such invalidity is, in the sole determination of Landlord, essential to the rights of both parties, in which event Landlord has the right to terminate this Lease on written notice to Tenant.


                        16.0 SUBSTITUTE PREMISES

                         [INTENTIONALLY DELETED]


                17.0  TENANT'S PERSONAL PROPERTY TAXES

     Tenant shall pay prior to the delinquency all taxes assessed against or levied upon its occupancy of the Premises, or upon the fixtures, furnishings, equipment and all other personal property of Tenant located in the Premises. Tenant shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the property of Landlord. In the event any or all of Tenant's fixtures, furnishings, equipment and other personal property, shall be assessed and taxed as the property of Landlord, Tenant shall pay to Landlord its share of such taxes within ten (10) days after delivery to Tenant by Landlord of a statement in writing setting forth the amount of such taxes applicable to Tenant's fixtures, furnishings, equipment or personal property.


                       18.0  NOTICES AND CONSENTS

     All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States Certified or Registered Mail, Return Receipt Requested, postage prepaid, (a) if for the Tenant, addressed to the Tenant at the Building (Attention: Dennis McKinnie, Vice President and General Counsel), or at such other place as the Tenant may from time to time designate by written notice to the Landlord, or (b) if the Landlord, addressed to the office of the Landlord at 3500 Regency Parkway, Suite C, Cary, North Carolina 27511, with a copy to Landlord's attorney addressed to Womble Carlyle Sandridge & Rice, PLLC, Attention: Mr. Leslie Browder, P. O. Drawer 84, Winston-Salem, North Carolina 27102, or at such other place as the Landlord may from time to time designate by written notice to the Tenant. Alternatively, notices may be given by telecopy provided notice is also sent by the other authorized method of notice, such notice being effective when sent by telecopy. The Tenant's telecopy number is (919) 380-5090; the Landlord's telecopy number is _________. Either party may from time to time change by written notice to the other party the telecopy number to which notices should be sent. All consents and approvals provided for herein must be in writing to be valid. If the term "Tenant" as used in this Lease refers to more than one person, any notice, consent, approval, requests, bill, demand or statement, given as aforesaid to any one of such persons shall be deemed to have been duly given to Tenant.

     Except as specifically provided in this Lease, Tenant hereby expressly waives the service of intention to terminate this Lease or to re-enter the Premises and waives the service of any demand for payment of rent or for possession and waives the services of any other notice or demand prescribed by any statute or other law.


                           19.0  CONDEMNATION

     19.01 If the whole or any portion of the Building shall be taken by condemnation, which renders any material portion of the Premises unusable, or
(ii) any portion of the Premises shall be taken, then at the option of the Tenant or the Landlord this Lease may be terminated on the date possession of the Building is required to be surrendered to the condemnor, and rent payable hereunder shall be prorated through such date.

     19.02 If any portion of the Premises is taken or any other portion of the Building is taken which renders any material portion of the Premises unusable, but this Lease is not terminated as set forth in Section 19.01, this Lease shall, at the option of the Landlord, terminate only as to the part of the Premises so taken, but shall continue in full force as to the part of the Premises not taken. In the event of such partial taking and the continuance of this Lease for the part not so taken, then Landlord shall, at its cost and expense, forthwith repair and restore the Building to as nearly as possible its condition immediately prior to such taking. Notwithstanding the above, Landlord's obligation to restore shall be limited to the availability of any condemnation awards. From the date of the surrender of possession to the condemnor to the date of the completion of the repairs and restoration of the portion of the Building not so taken, there shall be no abatement of the rent, except for the portion of the Premises, if any, that shall not be usable for Tenant's business.

     19.03 After the repairs and restoration have been completed following the partial taking, the rent for the unexpired term shall not be reduced unless the particular taking includes a part of the Premises and, in such event, the rent for the unexpired term shall be reduced by that portion which the area so taken shall bear to the entire area of the Premises immediately prior to such taking.

     19.04 Tenant agrees that if the Premises or any part thereof shall be taken by condemnation, Tenant shall have no claim against the Landlord and shall not have any claim or right to any portion of the amount that may be awarded as damages or paid as a result of such condemnation.


                         20.0  ASSIGNMENT-SUBLEASE

     Tenant shall not, without the prior written consent of Landlord (which shall not be unreasonably withheld) assign, hypothecate, encumber or otherwise transfer this Lease or any interest hereunder, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than Tenant. Tenant shall be allowed to assign, or sublet to an "Affiliate" without consent of Landlord, providing the Tenant remains jointly and severally responsible for all the terms and conditions of this Lease. The term "Affiliate" shall mean any corporation or entity which controls, is controlled by, or is under common control with Tenant.

     If Tenant desires to sublease the Premises or any part thereof, Tenant shall submit to Landlord a written request for the consent of Landlord to such subletting, which request shall be accompanied by the name and address of the proposed subtenant, a description identifying the space to be sublet, a copy of the fully executed sublease conditioned only upon approval of Landlord, the nature and character of the business of the proposed subtenant, and its proposed use of the Premises, current financial information on the proposed subtenant and such other information as Landlord may request.

     Consent to any assignment or sublease shall not be unreasonably withheld. The Tenant acknowledges that Landlord is entitled to withhold its consent in the event the nature and character of the business of the proposed tenant, its proposed use of the Premises or the financial condition of the proposed tenant is objectionable or unsatisfactory to Landlord. Any Landlord consent to an assignment or sublease shall not nullify this provision, and all later assignments or subleases shall be made likewise only after the prior written consent of Landlord is obtained in each instance. Unless otherwise expressly agreed to by Landlord in writing, no sublease or assignment by Tenant shall relieve Tenant of any liability hereunder. Tenant acknowledges and agrees that Landlord may condition its consent to any proposed assignment or sublease upon the agreement of Tenant to pay to Landlord the excess, if any, of the rentals and other charges to be paid by Tenant's assignee or sublessee under the terms and provisions of such proposed assignment or sublease over the Annual Rent and Additional Rent and other charges to be paid by Tenant to Landlord hereunder. The occupancy of the Premises by any successor firm of the Tenant or by any firm into which or with which the Tenant may become merged or consolidated shall be deemed an assignment of this Lease requiring the prior written consent of Landlord. Notwithstanding the giving by Landlord of its consent to any assignment or sublease with respect to the Premises, no such assignee or sublessee may exercise any expansion option, right of first refusal option, or renewal option under this Lease except in accordance with a separate written agreement entered into directly between such assignee of sublessee and Landlord.

     In no event shall Tenant (1) advertise or publicize in any way the availability of all or part of the Premises without the prior written consent of the Landlord which shall not be unreasonably withheld, or (2) advertise or publicize the Premises for subletting whether through a broker, agent, representative or otherwise at a rental rate less than that for which space in the Building is being offered for rent by Landlord. Tenant agrees to pay to Landlord, on demand, all reasonable costs (including attorneys' fees) incurred by Landlord in connection with any request by Tenant for Landlord's consent to any assignment or subletting.

     Landlord may assign this Lease to any construction or permanent mortgagee ("Mortgagee") of the Property as additional security for the payment of any loan thereby secured. If the Tenant shall have received notice from Landlord or Mortgagee of any such assignment, Tenant shall thereafter give written notice of any breach or failure of performance by Landlord under this Lease to Mortgagee and allow Mortgagee a reasonable period of time to remedy the same. Any breach or failure of performance by Landlord hereunder shall not constitute a default as between Landlord and Tenant until such notice shall have been given.

     Landlord, or its successors and assigns, may assign this Lease to a subsequent purchaser of the Property without the consent or approval of the Tenant, assignee or sublessee.


                            21.0  HOLDING OVER

     In the event Tenant remains in possession of the Premises subsequent to the expiration or other termination of this Lease and without regard to Landlord's acquiescence or consent, Tenant shall pay as liquidated damages a monthly rent double the monthly rent payable immediately prior to such expiration or termination of the Lease for the duration of such period. No such payment (or the acceptance thereof) shall in any way constitute a waiver of the right of the Landlord to dispossess the Tenant and recover possession or exercise any other remedy herein provided. If such holding over is with the Landlord's consent, the Tenant shall be a tenant on a month-to-month basis which tenancy shall be terminated absolutely and without remedy upon thirty
(30) days written notice of such intent by either party. There shall be no renewal of this Lease by operation of law.


                        22.0  RULES AND REGULATIONS

     The Rules and Regulations in regard to the Building attached hereto as Exhibit F and all rules and regulations which Landlord may hereafter from time to time adopt and promulgate for the government and management of said Building (provided all such rules and regulations are applicable to all tenants) are hereby made a part of this Lease and shall during the said Term be in all things observed and performed by the Tenant and by the Tenant's clerks, employees, servants and agents. Tenant does hereby accept and agree to abide by and uphold the Rules and Regulations as shown in Exhibit F. Insofar as the attached standard Rules and Regulations conflict with any of the terms and provisions of this Lease Agreement, the terms and provisions of the Lease shall control.


                        23.0  TIME IS OF THE ESSENCE

     Time is of the essence of this Agreement.


                        24.0  ESTOPPEL CERTIFICATES

     Within ten (10) days after request therefor by Landlord or any mortgagee of the Property or any prospective purchaser of the Premises, Tenant agrees to execute and deliver, in recordable form, at any time or from time to time, an estoppel certificate addressed to any mortgagee or proposed mortgagee or purchaser, of the Building, or addressed to the Landlord, certifying (if such be the case) that this Lease is unmodified and in full force and effect (and if there have been any modifications that the same is in full force and effect as modified and stating said modifications); stating that there are no defenses, defaults, or offsets against the enforcement of this Lease or stating those claimed by Tenant; stating that rent has commenced to accrue, and that Tenant has accepted and is occupying the Premises; stating the date to which rentals and other charges are paid; and as to mortgagees or prospective mortgagees, agreeing that in the event the mortgagee becomes owner of the Premises or exercises an assignment of rents granted mortgagee by the Landlord, the Tenant will accept and attorn to the mortgagee or to a party designated by said mortgagee as its direct tenant, and that the mortgagee will not be bound by or responsible for any rents paid in advance to Landlord or offsets against Tenant or any prior defaults of the Tenant and that thereafter all notices required or permitted under the Lease be given to Landlord shall thereafter be given to said mortgagee. Such certificates shall also include such other information as may be reasonably required by any mortgagee.


              25.0  EVENTS BEYOND CONTROL OF LANDLORD AND TENANT

     Landlord and/or Tenant shall be excused for the period of any delay and shall not be deemed in default with respect to the performance of any of the terms, covenants, and conditions of this Lease when prevented from so doing by a cause or causes beyond the Landlord and/or Tenant's control, which shall include, without limitation, all labor disputes, governmental regulations or controls, fire or other casualty, inability to obtain any material or services, acts of God, or any other cause, except the obligation of the Tenant under this Lease to make prompt payment to Landlord of the rental payments and all other charges due hereunder.


                              26.0  SIGNS

     Tenant may not erect, install or display any sign or advertising material upon the Premises and Building, the walls thereof, or in any window therein, without prior written consent of Landlord. Landlord shall furnish, install and maintain a building directory at a convenient location in the lobby listing the name of Tenant and the room number of Tenant's entrance office and shall furnish and install any approved sign for Tenant, the cost of which shall be charged to the Tenant.

     The Tenant shall not use the name "REGENCY PARK" or its logo unless the Landlord should grant its prior written consent thereto.


                           27.0  BROKERAGE

     Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction other than Anthony & Company and/or Grubb & Ellis and that no other broker, agent or other person brought about this transaction. Only the Tenant is liable for any commission payable to Anthony & Company or Grubb and Ellis. Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant (specifically including, but not limited to, Anthony & Company and Grubb & Ellis) with regard to this leasing transaction. The provisions of this section shall survive the termination of this Lease.


                     28.0  RECORDATION OF LEASE

     The Tenant will not record this Lease. Upon the request of either party hereto, the other party will join in the execution of a Memorandum of Lease for the purposes of recordation in the Office of the Register of Deeds, Wake County, North Carolina. The Memorandum will be approved as to form by the Landlord and will describe only the parties, the Premises, the term and any options to renew the term.


                    29.0  GOVERNMENTAL COMPLIANCE

     A. Tenant covenants and agrees to make use of the Premises in accordance with all municipal, county, state and federal laws, rules and regulations, including, but not limited to environmental laws, rules and regulations, and all permitting, licensing and other governmental approvals now or hereafter implemented. Tenant further covenants and agrees neither to cause nor permit any hazardous or toxic waste or materials (as defined by state and federal laws, rules and regulations) to be stored at or upon the Premises, the Building and Property nor to cause nor permit any such material or waste to be disposed of at the Premises or under or within the Building and Property. Tenant will hold Landlord harmless for all costs, expenses, fines, charges (including attorneys' and engineers' fees and charges) incurred by Landlord as a direct or indirect expense caused by the breach of this Article by Tenant, its employees, agents and invitees, and further covenants and agrees to, at all times, include specific coverage to such effect as a part of Tenant's public liability insurance coverage.

     B. The Landlord represents and warrants to the Tenant that as of the Commencement Date (and during the term hereof as to the Building and Property), the Building, Property, and Premises will comply with applicable municipal, county, state and federal laws, rules and regulations, including but not limited to environmental laws, rules and regulations (collectively "Laws"). Landlord further represents that the Building and Premises contain no asbestos or asbestos containing materials. Landlord agrees for itself and its successors and assigns to comply with applicable laws affecting the Building and Property at its sole cost and expense. Landlord represents and warrants that a Certificate of Occupancy has been issued with respect to the Premises. Landlord shall and hereby does indemnify Tenant for all loss, cost, and expenses incurred by Tenant as a result of Landlord's breach of the foregoing representations.


                       30.0 HAZARDOUS MATERIALS

                         [INTENTIONALLY DELETED]


                            31.0 COMMON AREAS

     Tenant shall have the right, together with other tenants and occupants and invitees, to the non-exclusive use of the sidewalks, driveways, stairways, halls, lobbies, elevators and passages in the Building and on the Property for reasonable ingress to and egress from the Premises and for no other purpose subject to the other provisions of this Lease, including, without limitation, the Rules and Regulations set for on Exhibit F.


                            32.0 POSSESSION

     On the expiration or other termination of the term of this Lease, Tenant shall quit and surrender to Landlord the Premises, broom clean, in good order and condition, ordinary wear and tear excepted, and Tenant shall remove all of its property except as provided in Article 5. Tenant's obligation to observe and perform this covenant shall survive the expiration and other termination of the term of this Lease.


                           33.0 VACANT PREMISES


     33.01 TENANT'S OBLIGATIONS: Tenant agrees to pay its proportionate share of all brokerage commissions due any broker or agent in connection with the procurement of any new tenant leases for the Vacant Premises (each such new lease of the Vacant Premises being hereinabove defined as a "Replacement Lease"). In addition, Tenant agrees to pay its proportionate share of all costs and expenses related to tenant upfit of the Vacant Premises following the procurement of each Replacement Lease. An amount of $2.00 per rentable square foot on any tenant upfit performed by the Landlord directly shall be deducted from the sum otherwise payable by the Tenant for such tenant upfit before the Landlord determines the Tenant's proportionate share of such tenant upfit costs. The Tenant's proportionate share for such brokerage commissions and tenant upfit shall be determined as follows: the number of months from the commencement date of the Replacement Lease to March 31, 1999, shall be divided
by the number of months in the term of the Replacement Lease.   The Landlord
shall be responsible for all tenant upfit and brokerage commissions with respect to the Landlord's leasing of the Vacant Premises other than the Tenant's proportionate share of such expenses as described above.

    Tenant agrees that it will not enter into any brokerage agreements or contracts with any broker, agent, or other person in connection with any lease or sublease of the Vacant Premises. Tenant also agrees to refer any prospective tenant of the Vacant Premises to the Landlord with respect to any leasing transactions involving the Vacant Premises. All leasing for the Vacant Premises and the Premises shall be the responsibility of the Landlord, and the Tenant shall not have any further right to sublease the Vacant Premises.

     The Tenant's obligations to pay for upfit and leasing commissions apply to any such expense incurred by the Landlord with respect to Replacement Leases from the date hereof through and including March 31, 1999. The Tenant shall have no obligation for tenant upfit or leasing commissions incurred following March 31, 1999, even if a Replacement Lease was executed before such date.

     33.02 TENANT CONDITIONAL CREDIT: Commencing on March 31, 2000, and continuing on each March 31 in the years 2001, 2002, 2003, and 2004, provided the Conditions for Reimbursement (hereafter described) have been satisfied, the Landlord shall pay to the Tenant, as a reimbursement for payments of tenant upfit and leasing commissions, a sum equal to one-fifth of all sums in fact paid by the Tenant to the Landlord pursuant to Section 33.01 (with the $2.00 credit described in Section 33.01 already having been deducted from such sum). As a condition precedent to such obligation of the Landlord to the Tenant, each of the following criteria (the "Conditions for Reimbursement") must have been satisfied:

     A. The Tenant has paid monthly installments of Annual Rental throughout the term of this Lease when and as such sums have been due (specifically not including the fifteen day grace period existing before such failure becomes an Event of Default hereunder).

     B. The Tenant is not in default of any of its other obligations under this Lease (irrespective of any notice or grace periods provided for herein).

     C.  The Tenant remains in occupancy of the Occupied Premises.

     The foregoing reimbursement is owed only to Seer Technologies, Inc. and is not owed to any assignee, subtenant, or Affiliate of Seer Technologies, Inc., even if the Landlord has consented to such sublease or assignment. If Seer Technologies, Inc. remains in possession of only a portion of the Occupied Premises and has subleased or assigned the balance of the Occupied Premises with the Landlord's consent, any sum to be paid hereunder shall be prorated on the basis of the percentage of the Occupied Premises occupied by Seer Technologies, Inc., at such time. The remaining portion of the credit shall be deemed to have been forfeited.


                        34.0 RESTAURANT PROVISIONS

     The Premises outlined in red on Exhibit A-1 attached hereto may be used and occupied only for a family style restaurant provided the Tenant obtains all necessary permits and licenses from all local, state, or other regulatory bodies, and shall not be used or occupied for any other purpose without the written consent of Landlord. Tenant shall not display any signs on the Property without prior written consent of Landlord. During the Term of the lease, the Tenant shall be required to operate these Premises described in Exhibit A-1 as a restaurant facility.

     Notwithstanding the foregoing, if during the Term of the Lease the Tenant shall want to cease to operate the Premises outlined in Exhibit A-1 as a restaurant; the Tenant shall request permission from the Landlord, which permission shall not be unreasonably withheld. The Landlord shall have ninety
(90) days from granting the permission to find another operator for the eating facility. If the Landlord is successful in so doing, the Tenant, upon occupancy of the Premises by the new operator of the restaurant, shall be relieved of its obligations for that area shown on Exhibit A-1 attached hereto. If within this ninety (90) day period, the Landlord does not find a suitable restaurant operator (one suitable to the Landlord, in its sole discretion), then the Tenant may convert the seating area only into office use at the sole cost of the Tenant. At no time may the existing kitchen area be utilized for any other purpose without the express written consent of the Landlord, in its sole discretion, and all furniture, fixtures and equipment must be returned to the Landlord in its original condition, reasonable wear and tear excepted. Should the Tenant convert this seating area to office space, the Tenant's Annual Rental shall increase by the following schedule of rental:


       Date                        Annual Rental              Monthly Rental

April 1, 1998 - March 31, 1999       $31,086.00                 $2,590.50
April 1, 1999 - March 31, 2001       $32,970.00                 $2,747.50
April 1, 2001 - March 31, 2004       $34,854.00                 $2,904.50

     Tenant represents to the Landlord that it has examined and inspected the Premises, including the restaurant Equipment, finds it to be as represented by the Landlord and satisfactory for Tenant's intended use, and evidences Tenant's acceptance "as is." Landlord makes no representation or warranty as to the condition of the Premises, including said Equipment. Tenant shall maintain (and so deliver at the end of the Lease) each and every part of the Premises in good repair and condition, and shall make, at Tenant's sole cost and expense, such replacements, restorations, renewals or repairs, in quality equivalent or better than the original work, as may be required to so maintain the same, ordinary wear and tear only expected.


                              35.0 MISCELLANEOUS

     A. The words "Landlord" and "Tenant" wherever used in the Lease shall be construed to mean plural where necessary, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, either men or women, shall in all cases be assumed as though in each case fully expressed.

     B. Each provision hereof shall extend to and shall bind and inure to the benefit of Landlord and Tenant and their respective heirs, legal representatives, assessors and assigns.

     C. Submission of this instrument for examination does not constitute a reservation of or option for the Premises. The instrument does not become effective as a Lease or otherwise until executed and delivered by both Landlord and Tenant.

     D. The headings of sections are for convenience only and do not limit or construe the contents of the sections.

     E. Should any mortgagee require a modification or modifications of this Lease, which modification or modifications will not bring about any increased cost or expense to Tenant or in any way substantially change the rights and obligations of Tenant hereunder, then in such event, Tenant agrees to execute such an amendment.

     F. The laws of the State of North Carolina shall govern the validity, performance and enforcement of this Lease.

     G. Other than a letter agreement signed by both the Landlord and Tenant, dated the date hereof, this Lease contains the entire agreement of the parties in regard to the Premises. There are no oral agreements existing between them, and there shall be no oral changes. Neither Landlord nor any agent of Landlord has made any representations, warranties or promises with respect to the Premises, the Building or the Property, or the use of any amenities or facilities except as expressly set forth herein. Any agreement hereafter made shall be ineffective to change, waive, modify, discharge or terminate the Lease in whole or in part unless such agreement is in writing and signed by the party against whom enforcement of the change, waiver, modification, discharge or termination is sought.

     H. This Lease amends and restates the Old Lease in its entirety as of the Commencement Date, and the Old Lease as of such date is superseded and replaced by the terms hereof.

     I. The shareholders, directors and officers of Landlord (collectively the "Parties") shall not be liable for the performance of Landlord's obligations under this Lease. Tenant shall look solely to Landlord to enforce Landlord's obligations hereunder and shall not seek any damages against the rest of the parties. A liability of Landlord for Landlord's obligations of this Lease shall not exceed and shall be limited to a value of Landlord's interest in the Property, and Tenant shall not look to the property or assets of any of the Parties in seeking either to enforce Landlord's obligations under the Lease or to satisfy a judgment for Landlord's failure to perform as such obligation.

     Exhibits A, B, A-1, E, and F consisting of thirteen (13) pages are attached hereto and become part of this Lease.


IN WITNESS WHEREOF, Landlord and Tenant have respectively signed and sealed this Lease in duplicate as the day and year first above written.


                                REGENCY PARK CORPORATION, INCORPORATED,
                                doing business as REGENCY PARK CORPORATION
                                Landlord


(CORPORATE SEAL)                By: /s/ Eric Soloman

                                    Vice President/Treasurer


ATTEST:

/s/ Patricia Messere

Assistant Secretary




                                SEER TECHNOLOGIES, INC.
                                Tenant


(CORPORATE SEAL)                By: /s/ Steven Dmiszewicki

                                Title:  Senior Vice President and Chief
                                        Financial Officer

ATTEST:

/s/ Dennis M. McKinnie

Secretary





Exhibit A -  Floor Plans
Exhibit A-1 -  Floor Plan for Occupied Premises
Exhibit B -  Property Description
Exhibit C -  [Intentionally Deleted]
Exhibit D -  [Intentionally Deleted]
Exhibit E -  Operating Expenses
Exhibit F -  Rules and Regulations


                                EXHIBIT A

        [FLOOR PLANS FOR 1ST - 5TH FLOORS OF 8000 REGENCY PARKWAY]





                                EXHIBIT A-1

 [FLOOR PLANS FOR OCCUPIED SPACE ON 1ST - 5TH FLOORS OF 8000 REGENCY PARKWAY]



                                EXHIBIT B

             [MAP OF PROPERTY AROUND 8000 REGENCY PARKWAY]




                                EXHIBIT E

                            OPERATING EXPENSES

     "Operating Expenses" shall mean those items of cost and expense paid or incurred by, or on behalf of, Landlord for ownership security, maintenance, repair, management or operation of the Building, adjacent sidewalks, the land upon which the Building is located, and the personal property of Landlord used in the operation of the Building as determined in accordance with generally accepted principles of sound management consistently applied, which are properly chargeable to the operation of the Building, including but not limited to:

     1. Landscaping and grounds maintenance costs and expenses, including those attributable to the care and upkeep of the common areas of Regency Park required or Property owners;

     2. costs and expenses of redecorating, painting, and carpeting the common areas of the Building and Property; provided, however, that, except as specified in item 6 hereof, the cost of structural changes to the Building which should be capitalized in accordance with sound accounting principles shall not be allocated or charged to the Premises without Tenant's approval;

     3. costs of all repairs, alterations, additions, changes, replacements, and other items required by any law or governmental regulation imposed after the date of this Lease, regardless of whether such costs, when incurred, are classified as capital expenditures;

     4. costs of wages and salaries of all persons engaged in the operation, maintenance, repair, and security of the Building and the Property, and so-called fringe benefits, including social security taxes, unemployment insurance taxes, costs for providing coverage for disability benefits , cost of any pensions, hospitalization, welfare or retirement plans, or any other similar or like expenses incurred under the provisions of any collective bargaining agreement, costs of uniforms, and all other cost or expenses that the Landlord pays to or on behalf of employees engaged in the operation, maintenance, repair, and security of the Building and the Property;

     5. legal and accounting expenses, including, but not limited to, such expenses as relate to seeking or obtaining reductions in and/or refunds of real estate taxes;

     6. amortization, with interest, of capital expenditures for capital improvements made by Landlord after completion of the Building where such capital improvements are for the purpose of, or result in, reducing Operating Expenses; provided, however, that payments by Landlord of interest and principal on any mortgage or similar instrument secured by the Property or the Building shall not be included in Operating Expenses;

     7. Landlord's insurance costs and expense for all types of insurance carried by Landlord with respect to the Building and Property;

     8. such other expenses paid by landlord, from time to time, in connection with the operation and maintenance of the Building and the Property as would be expected to be paid by a reasonable and prudent operator and manager of a building and site comparable to the Building and the Property;

     9. all costs of special services rendered to particular tenants to the Building, which are paid by such tenants, shall not be included in Operating Expenses;

     10. the operating costs for the Regency Park Fitness Center. This Fitness Center is for the benefit of all tenants of the Landlord and the operating costs shall be proportionately shared by tenants of the Landlord.


                                  EXHIBIT F
                            RULES AND REGULATIONS


     1. The sidewalks, entry passages, corridors, halls, elevators, and stairways shall not be obstructed by Tenants, or used by them for any purpose other than those of ingress and egrees. The floors and skylights and windows that reflect or admit light into any place in said Building shall not be covered or obstructed by Tenants. The water closets and other water apparatus shall not be used for any other purpose than those for which they were constructed and no sweepings, rubbish, or other obstructing substances shall be thrown therein. Any damage resulting to them or to associated systems, from misuse, shall be borne by Tenants who, or whose clerks, agents, or servants shall cause it.

     2. No Tenant shall do or permit to be done in said Premises, or bring or keep anything therein, which shall in any way increase the rate of fire insurance on said Building, or on property kept therein, or obstruct or interfere with the rights of other tenants or in any way injure or annoy them, or conflict with the laws relating to fires, or with the regulations of the Fire Department, or any part thereof, or conflict with any of the rules and ordinances of the Board of Health. Tenants, their clerks and servants shall maintain order in the Building, shall not make or permit any improper noise in the Building or interfere in any way with other Tenants of those having business with them. Nothing shall be thrown by Tenants, their clerks or servants out of the windows or doors, or down the passages or skylights of the Building. No rooms shall be occupied or used as sleeping or lodging apartments at any time. No part of the Building shall be used or in any way appropriated for gambling, immoral or other unlawful practices, and no intoxicating liquor or liquors shall be sold in said Building.

     3. Tenants shall not employ and persons other than the janitors of the Landlord (who will be provided with pass keys into the offices) for the purpose of cleaning or taking charge of said Premises. It is understood and agreed that the Landlord shall not be responsible to any Tenant for any loss of property from rental premises, however occurring, or for any damage done to the furniture or other effects of any Tenant by the janitor or any of its employees.

     4. No animals, birds, bicycles or other vehicles, or other obstructions, shall be allowed in the offices, halls, corridors, elevators or elsewhere in the Building.

     5. No painting shall be done, nor shall any alterations be made, to any part of the Building by putting up or changing any partitions, doors or windows, nor shall there be any nailing, boring or screwing into the woodwork or plastering, nor shall any connection be made electric wires or gas or electric fixtures, without the consent in writing on each occasion of the Landlord or its agent. All glass, locks and trimmings in or upon the doors and windows of the Building shall be kept whole and, when any part thereof shall be broken, the same shall be immediately replaced or repaired and put in order under the direction and to the satisfaction of Landlord, or its agents, and shall be left whole and in good repair. Tenants shall not injure, overload or deface the Building and Premises, woodwork or walls of the Premises and Building, nor carry on upon the Premises or in the Building any noisome, noxious, noisy, or offensive business.

     6. Not more than two keys for each office will be furnished without charge. No additional locks or latches shall be put upon any door without consent of Landlord. Tenants, at termination of their lease of the Premises, shall return to Landlord all keys to doors and entry to Building.

     7. Landlord in all cases retains the power to prescribe the weight and position of iron safes or other heavy articles. Tenants must make arrangements with the Superintendent of the Building when the elevator is required for the purpose of the carrying of any kind of freight.

     8. Tenants shall not (without the Landlord's written consent) put up or operate any steam engine, boiler, machinery or stove upon the Premises, or carry on any mechanical business thereon, or do any cooking thereon, or use or allow to be used in the demised Premises oil, burning fluids, camphene, gasoline or kerosene for heating, warming, or lighting.
No article deemed extrahazardous on account of fire and no explosives shall be brought into said Premises. No offensive gases or liquids will be permitted.

     9. If Tenants desire blinds or window covering of any kind over the windows, other than what may be provided by Landlord, they must be of such shape, color, and materials as may be prescribed by Landlord, and shall be erected with Landlord's consent and at the expense of said Tenants. No awnings shall be placed on said Building.

      10. If Tenants require for a business machine, or a bell or buzz system, such wiring shall be done by the Electrician of the Building only, and no outside wiring men shall be allowed to do work of this kind unless by the written permission of Landlord or its representatives. If telegraphic or telephonic service is desired, the wiring for same shall be done as directed by the Electrician of the Building or by some other employee of Landlord who may be instructed by the Superintendent of the Building to supervise same, and no boring or cutting for wiring shall be done unless approved by Landlord or its representatives as stated.
The electric current shall not be used for power or heating unless written permission to do so shall first have been obtained from Landlord, or its representatives in writing and at an agreed cost to Tenants.

     11. Landlord will post on the directory of its Building one name to be designated by the Tenant at no charge. All additional names which Tenant shall desire put upon said directory must be first consented to by Landlord, and if so approved, a charge will be made for each additional listing as prescribed by Landlord to be paid to Landlord by Tenant.

     12. The elevators in the Premises are not to be used by Tenants or their agents for moving furniture into the Premises, incident to the initial occupancy, or moving furniture out, incident to vacating, except during the hours from 5:30 p.m. to 7:00 a.m. or on Saturdays after the hour of 1:30 p.m. unless approved by Manager of the Building.

     13. Landlord reserves all vending rights. Request for such service will be made to Landlord.

     14. Landlord shall have the right to make such other and further reasonable rules and regulations as in its judgment may from time to time be needful for the safety, care, and cleanliness of the Premises, and for the preservation of good order therein and the same shall be kept and observed by the Tenants, their agents, clerks, servants or employees.

     15. All Public Areas of the Building are "No Smoking" areas. Public Areas are defined as the corridors, ground floor lobby, elevator lobbies, elevators, mens and ladies restrooms, stairwells, and entry vestibule. Anyone wishing to smoke must do so either on their own Premises or outside the Building. We will provide an ash urn at the delivery entrance of the Building and would ask that special care be taken by those who wish to smoke in keeping these areas clean.

     16. The Tenant agrees to the foregoing Rules and Regulations which are hereby made a part of the Lease, and each of them, and agrees that for such persistent infraction of them, or any of them, as may in the opinion of the Landlord be calculated to annoy or disturb the quiet enjoyment of any other Tenant, or interfere with the proper operation of the Building, the Landlord may declare a forfeiture and cancellation of the accompanying Lease and may demand possession of the demised Premises upon one week's notice.

     17. The Landlord reserves the right to close the Building after regular working hours and on legal holidays subject, however, to Tenant's right of admittance, under such reasonable regulations as Landlord may prescribe from time to time, which may include by way of example, but not to limitation, that persons entering or leaving the Building identify themselves to a watchman by registration or otherwise and that such persons establish the right to enter or leave the Building.